Exhibit 10.13

GREAT AMERICAN FAMILY PARKS, INC.

LETTERHEAD

25 July 2005

Mr. Mark Wachs

Mark Wachs and Associates

36 Fox Hollow Rd.

Woodbury, New York 11797

e-mail--markwachs@aol.com

Dear Mark:

This Letter of Agreement is entered into and made effective this 25th day of July 2005, by and between Great American Family Parks, Inc. (“GFAM”) and Mark Wachs & Associates (WACHS”), and represents the entire agreement whereby Wachs will perform the named services for GFAM as an independent contractor to GFAM.

Wachs will begin performing public relations services for GFAM as of July 25, 2005.

The fee for Wachs services will be 7,000 GFAM common 144 restricted shares per month, plus expenses.  Expenses will include long distance calls, editorial lunches and dinners, transportation, fax services, postage and a (pro-rated) clipping service to gauge Wachs’ results. No excessive expenses will be incurred without prior approval.  Excessive expenses means any expense more than $100 or aggregated to more than $1,000 per month.  Wachs will bill GFAM in advance prior to the beginning of our working month for its monthly fee.  All expenses will be billed at the end of the month with all receipts attached.  Bills are payable upon receipt.

In the event of a registration statement, the shares will be included in it.

The length of this agreement will be for (6) six months, and will be automatically renewable every (6) six months unless either party informs the other in writing (30) thirty days prior to the end of a (6) six-month period.

This Letter of Agreement does not obligate either party in any way beyond the scope of this Letter of Agreement itself.  It does not imply any relationship other than that of an independent contractor which is stated herein.  This is a non-recourse Letter of Agreement beyond the terms stated above.

GFAM reserves the right to terminate the Letter of Agreement at any time for cause upon 30 days notice, said cause to be provided to Wachs in writing, without further obligation on the part of either Party.  Wachs, as an independent contractor, agrees to accept responsibility for all its contractors, sub-contractors, consultants and other individuals, groups, or corporations working on this project for Wachs.

AS AGREED:

FOR:  GREAT AMERICAN FAMILY PARKS, INC.

FOR: MARK WACHS & ASSOCIATES

/s/ Larry L. Eastland

/s/ Mark Wachs

BY: Larry L. Eastland, its President

BY: Mark Wachs, its Principal

P. O. Box 1400   •   208 South Academy Avenue, Suite 130   •   Eagle, Idaho, USA   •   83616

Ph 1 (208) 342-8888                           FAX 1 (208) 938-4111                          e-mail: info@weloveparks.com